Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Announces Record Fourth Quarter and Full Year Results

Fourth Quarter DEPS of $1.23
Full Year Operating Cash Flow Increases to $602 Million
First Quarter and Full Year 2012 Guidance Established

Sarasota, Florida, February 2, 2012 ... Roper Industries, Inc.  (NYSE: ROP) reported financial results for the fourth quarter and full year ended December 31, 2011.

Fourth Quarter 2011

Net earnings for the fourth quarter were $122 million, or $1.23 per diluted share.  Sales in the fourth quarter were $739 million, a 9% increase over the same period in 2010.  Operating income was $187 million, representing 25.3% of sales, an increase of 80 basis points over the prior year.  Operating cash flow increased 24% to $193 million and represented 26% of sales.

“We achieved a new milestone in the fourth quarter as EBITDA reached $222 million and EBITDA margin expanded to an all-time record of 30.1% of sales” said Brian Jellison, Roper’s Chairman, President and CEO.  “Our businesses performed exceptionally well with 7% organic growth, continued margin expansion and record cash flow generation.”

Full Year 2011

“2011 was another terrific year for Roper as we once again achieved record levels for sales, orders, backlog, net earnings and cash flow,” Mr. Jellison said.  “Our leading positions in favorable niche markets combined with outstanding execution by our asset-light businesses delivered exceptional results.”

Net earnings for 2011 were $427 million, a 32% increase over 2010.  Sales for the year were $2.8 billion, up 17% over the prior year.  Gross margin expanded 80 basis points to 54.2%.  Operating income was $661 million and operating margin increased 200 basis points to 23.6%.  EBITDA reached $802 million for the year, representing 28.7% of sales.

Operating cash flow was $602 million.  Free cash flow reached $561 million, representing 20% of sales.  This marked the fourteenth consecutive year that free cash flow exceeded net income.

2012 Outlook and Guidance

Roper expects 2012 full year diluted earnings per share (DEPS) between $4.67 and $4.87 with expected first quarter DEPS between $1.01 and $1.05.  The Company’s guidance excludes future acquisitions.

“We enter 2012 with record year-end backlog, exciting opportunities and an expectation for continued growth and record performance.  Our balance sheet is exceptionally strong, providing us with significant financial capacity as we continue to execute our growth strategy,” concluded Mr. Jellison.

Table 1:  Sales Growth
Q4 2011
Organic Growth	7%
Acquisitions / Divestitures	2%
Foreign Currency	-
Total Sales Growth	9%

Table 2:  Free Cash Flow ($M)
2011
Operating Cash Flow	$602
Less: Capital Expenditures	(41)
Free Cash Flow	$561

Table 3:  EBITDA ($M) and EBITDA Margins
	Q4 2011	FY 2011
Net Earnings	$121.7	$427.2
Less: Remeasurement Gain on Intercompany Debt, Pre-Tax		(6.9)
Add: Interest Expense	15.4	63.6
Add: Income Taxes	49.7	177.7
Add: Depreciation & Amortization	35.4	140.1
Rounding	-	0.2
EBITDA (A)	$222.2	$801.9

Revenue (B)	$739.2	$2,797.1

EBITDA Margin (A)/(B)	30.1%	28.7%

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Thursday, February 2, 2012.  The call can be accessed via webcast or by dialing +1 888-283-6901 (US/Canada) or +1 719-325-2404, using confirmation code 9647718.  Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.roperind.com) prior to the start of the call.  Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 9647718.

About Roper Industries

Roper Industries is a diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including water, energy, transportation, medical, education, and SaaS-based information networks. Additional information about Roper is available on the Company’s website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations.  Forward looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	December 31,	December 31,
	2011	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$338,101	$270,394
Accounts receivable	439,134	403,337
Inventories	204,758	178,559
Deferred taxes	38,004	32,894
Unbilled receivable	63,829	75,620
Other current assets	31,647	37,287
Total current assets	1,115,473	998,091

PROPERTY, PLANT AND EQUIPMENT, NET	108,775	103,487

OTHER ASSETS:
Goodwill	2,866,426	2,727,780
Other intangible assets, net	1,094,142	1,104,513
Deferred taxes	63,006	57,850
Other assets	71,595	77,803
Total other assets	4,095,169	3,967,946

TOTAL ASSETS	$5,319,417	$5,069,524

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$141,943	$137,778
Accrued liabilities	322,904	298,080
Income taxes payable	8,895	-
Deferred taxes	10,548	10,445
Current portion of long-term debt	69,906	93,342
Total current liabilities	554,196	539,645

NONCURRENT LIABILITIES:
Long-term debt	1,015,110	1,247,703
Deferred taxes	482,603	465,001
Other liabilities	72,412	66,268
Total liabilities	2,124,321	2,318,617

STOCKHOLDERS' EQUITY:
Common stock	987	971
Additional paid-in capital	1,117,093	1,045,286
Retained earnings	2,063,110	1,680,849
Accumulated other comprehensive earnings	33,800	43,978
Treasury stock	(19,894)	(20,177)
Total stockholders' equity	3,195,096	2,750,907

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,319,417	$5,069,524

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2010	2011	2010

Net sales	$739,204	$679,479	$2,797,089	$2,386,112
Cost of sales	333,355	307,614	1,281,525	1,110,986

Gross profit	405,849	371,865	1,515,564	1,275,126

Selling, general and administrative expenses	218,495	205,707	855,025	760,832

Income from operations	187,354	166,158	660,539	514,294

Interest expense	15,383	16,925	63,648	66,533
Other income/(expense)	(548)	(788)	8,096	633

Earnings from continuing operations before
income taxes	171,423	148,445	604,987	448,394

Income taxes	49,747	41,134	177,740	125,814

Net Earnings	$121,676	$107,311	$427,247	$322,580

Earnings per share:
Basic	$1.26	$1.13	$4.45	$3.42
Diluted	$1.23	$1.10	$4.34	$3.34

Weighted average common and common
equivalent shares outstanding:
Basic	96,455	94,823	95,959	94,242
Diluted	98,662	97,517	98,386	96,653

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended December 31,				Twelve months ended December 31,
	2011		2010		2011		2010
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$198,661		$165,557		$737,356		$607,564
Energy Systems & Controls	172,034		155,374		597,802		503,897
Medical & Scientific Imaging	157,782		155,526		610,617		548,718
RF Technology	210,727		203,022		851,314		725,933
Total	$739,204		$679,479		$2,797,089		$2,386,112

Gross profit:
Industrial Technology	$97,947	49.3%	$85,854	51.9%	$366,967	49.8%	$309,679	51.0%
Energy Systems & Controls	99,356	57.8%	86,622	55.8%	331,746	55.5%	270,506	53.7%
Medical & Scientific Imaging	100,947	64.0%	97,698	62.8%	386,242	63.3%	336,125	61.3%
RF Technology	107,599	51.1%	101,691	50.1%	430,609	50.6%	358,816	49.4%
Total	$405,849	54.9%	$371,865	54.7%	$1,515,564	54.2%	$1,275,126	53.4%

Operating profit*:
Industrial Technology	$58,032	29.2%	$46,547	28.1%	$208,188	28.2%	$162,009	26.7%
Energy Systems & Controls	52,537	30.5%	43,821	28.2%	157,960	26.4%	120,427	23.9%
Medical & Scientific Imaging	39,377	25.0%	42,235	27.2%	148,376	24.3%	130,558	23.8%
RF Technology	52,464	24.9%	46,651	23.0%	202,877	23.8%	150,711	20.8%
Total	$202,410	27.4%	$179,254	26.4%	$717,401	25.6%	$563,705	23.6%

Net Orders:
Industrial Technology	$184,051		$181,217		$767,020		$669,882
Energy Systems & Controls	171,905		161,377		608,538		538,861
Medical & Scientific Imaging	153,335		160,083		612,787		578,957
RF Technology	185,390		193,109		834,903		748,536
Total	$694,681		$695,786		$2,823,248		$2,536,236

  *  Operating profit is before unallocated corporate general and administrative expenses.  These expenses were $15,056 and $13,096 for the three months ended December 31, 2011 and 2010, respectively, and $56,862 and $49,411 for the twelve months ended December 31, 2011 and 2010, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Twelve months ended
	December 31,
	2011	2010

Net earnings	$427,247	$322,580
Non-cash items:
Depreciation	36,780	36,728
Amortization	103,363	86,293
Stock-based compensation expense	31,730	25,150
Income taxes	14,526	10,123
Changes in assets and liabilities:
Receivables	(21,574)	(25,812)
Inventory	(23,033)	(5,687)
Accounts payable	1,903	26,602
Accrued liabilities	22,444	25,938
Other, net	8,232	(2,375)
Cash provided by operating activities	601,618	499,540

Business acquisitions, net of cash acquired	(233,594)	(536,413)
Capital expenditures	(40,702)	(28,591)
Other, net	(1,453)	1,730
Cash used by investing activities	(275,749)	(563,274)

Principal debt payments	(26,457)	(23,411)
Revolver borrowings (payments), net	(230,000)	190,000
Dividends	(42,090)	(35,706)
Excess tax benefit from share-based payment	12,664	6,364
Proceeds from exercise of stock options	28,167	29,047
Other, net	1,037	1,315
Cash provided by (used in) financing activities	(256,679)	167,609

Effect of exchange rate changes on cash	(1,483)	(1,189)

Net increase (decrease) in cash and equivalents	67,707	102,686
Cash and equivalents, beginning of period	270,394	167,708

Cash and equivalents, end of period	$338,101	$270,394